KEEGANS PLAZA LEASE
INDIAN ROCKS BEACH, FLA.

THIS LEASE made and entered into as of the _______ between **NKF Properties LLC** ("Landlord") & **1519BT, LLC.** ("Tenant").

ARTICLE 1

REFERENCE PROVISIONS, RETAIL BUILDING, LEASED PREMISES AND TERM

Section 1.1 **Reference Provisions.**

(a) **LEASED PREMISES** --- In consideration of the rent, covenants, and agreements set forth herein, owner hereby leases to Tenant and Tenant hereby rents from owner, the certain premises located at **1519 Gulf Blvd., Units 7,8,9, & 10, Indian Rocks Beach, FL 33785,** within the commercial center known as *Keegans Plaza.*

(b) **TERM** (132 months.)–**Beginning- 03/01/22 Ending- 02/28/2033**

(c) **MINIMUM ANNUAL RENT**- $5000 per month, plus applicable sales tax. **Sales tax and CAM may increase or decrease during the term of this lease and the appropriate adjustment will be made which Tenant agrees to pay.

(d) **ANNUAL BASE RENT INCREASES**- Three (3%) percent, or Consumer Price Index, whichever is greater.

(e) Intentionally Left Blank

(f) **USE OF SPACE** – Restaurant

(g) **SECURITY DEPOSIT**- In order for this lease to be made effective, tenant must submit a check to the landlord for $10,000 as security at the time of signing.

(h) **NOTICE ADDRESS** -

TO LANDLORD: **NKF Properties LLC**
Kostantinos Frantzeskos
147-38 20th Rd.
Whitestone, NY 11357
(718) 762-1278

TO TENANT:

____
____
____

00289694-1

Initials _______ Landlord Initials _______ Tenant

Section 1.2 **Retail Building Center, Leased Premises and Term.** Landlord hereby Leases to Tenant and Tenant rents from Landlord those certain premises ("Leased Premises") in the Building described in Section 1.1 (a) and shown in **Exhibit B** annexed hereto and made a part hereof. The Term (as described in Section 1.1 (b)) shall commence on March 1, 2022, regardless of whether Tenant takes possession of the premises.

Section 1.3 **Acceptance of Leased Premises.** As often as may be requested by Landlord, Tenant shall promptly and without cost to Landlord execute, acknowledge and deliver to Landlord and/or Landlord's mortgagee a written acceptance/certificate with respect to the Leased Premises in form and substance acceptable to Landlord.

ARTICLE II
RENT AND OTHER CHARGES

Section 2.1 **Minimum Annual Rent.** ***Tenant shall pay to Landlord without previous demand therefore and without any setoff or deduction whatsoever, the Minimum Annual Rent provided in Section 1.1 (c), payable in equal monthly installments, in advance, on the first (1) day of each and every calendar month throughout the Term***. If the Term commences on a date other than the first day of a month, Tenant shall pay Landlord on the first day of the term, a pro-rata portion of such Minimum Annual Rent, calculated on a thirty (30) day calendar month.

Section 2.2 **Taxes.** Tenant shall pay promptly when due all taxes imposed upon Tenant's rent and business operation and upon all personal property of Tenant, and in addition, shall pay forty (40%) percent of any real estate tax over the amount of $15,000 per annum ("Base Tax Year").

Section 2.3 **Common Areas and Other Charges.** All common areas and other common facilities (hereinafter collectively called "common areas") made available by Landlord, in or about the Building shall be subject to the exclusive control and management of Landlord, expressly reserving to Landlord, without limitation, the right to erect and install within the common areas, kiosks, planters, pools, sculpture, free-standing buildings, additional stories to buildings, or otherwise. Common areas (as initially constructed or as the same may at any time thereafter be enlarged or reduced) shall mean all areas, space, facilities, equipment, signs and special services from time to time made available by Landlord for the common and joint use and benefit of Landlord, the Tenant and other tenants and occupants of the Retail Building, and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees. Landlord hereby expressly reserves the right from time to time, to establish, modify and enforce reasonable rules and regulations with respect to the common areas and the use to be made thereof (Exhibit D). Landlord shall operate, manage, equip, light and maintain the common areas in such a manner as Landlord may from time to time determine. Tenant is hereby given a license (in common with all others to whom Landlord has or may hereafter grant rights) to use, during the Term, the common areas of the Retail Building as they may now or at any time during the Term exist, which include water and garbage dumpster service. The CAM may be subject to change if costs increase with these services. Tenant acknowledges that the other tenants in the plaza shall have the right

to use the garbage, sewer and water, and Tenant agrees not to interfere in any way with any other tenant's use of the water or garbage in the plaza.

Section 2.4 **Utilities Charges.** Tenant shall pay `establish its own accounts with the local services for utility service. Tenant shall pay promptly, as and when the same become due and payable, all charges for garbage disposal, water, sewer, electricity, gas, heat, and steam supplied the Leased Premises. Landlord shall have no liability to Tenant for disruption of any utility service, and in no event shall such disruption constitute constructive eviction or entitle Tenant to an abatement of rent or other charges.

Section 2.5 **Sales and Rental Tax.** Tenant covenants and agrees to pay to Landlord any and all sales and/or rental taxes imposed by the State of Florida or any other governmental agency with respect to all rents, additional rents and all other payment of monies, including but not limited to, common area maintenance charges and real estate taxes paid by Tenant to Landlord pursuant to the terms of this lease.

ARTICLE III
CONDITION OF PREMISES

Tenant acknowledges that it has examined and inspected the Leased Premises and is familiar with the physical condition thereof. Tenant further acknowledges (i) that Landlord has not made and does not hereby make any representations regarding the physical condition of the Leased Premises or the Retail Building, and (ii) that there are no warranties, either express or implied, regarding the condition of the Leased Premises and/or the Retail Building. Any such warranties which may exist are hereby expressly released and waived. Accordingly, Tenant hereby agrees to accept the Leased premises in their "as is" condition.

ARTICLE IV
USE OF LEASED PREMISES

Section 4.1 **Use of Leased Premises.** Subject to and in accordance with all rules, regulations, laws, ordinances, statues and requirements of all governmental authorities, the Fire Insurance Rating Organization, the Board of Fire Insurance Underwriters and Landlord's Insurance Carrier, Tenant shall use the Leased Premises solely as provided for in Section 1.1 (f) and for no other purpose.

Section 4.2 **Additional Covenants of Tenant.** Tenant's use of the Leased Premises and the common areas shall be subject at all times during the Term to reasonable rules and regulations adopted by Landlord governing the use of the Leased Premises, parking areas, malls, walks, driveways, passageways, signs, exterior of buildings, lighting and other matters affecting other tenants in and the general management and appearance of the Retail Building. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord.

Section 4.3 **Signs, Awnings and Canopies.** Landlord may erect and maintain such suitable signs as it in its sole discretion may deem appropriate to advertise the Retail Building.

Tenant may erect and maintain only such sign as Landlord may approve. Tenant shall submit to Landlord detailed drawings of its sign for review and approval by Landlord prior to erecting said sign on the Leased Premises.

Tenant shall keep insured and maintain such sign in good condition, repair and operating order at all times. If any damage is done to Tenant's sign, Tenant shall commence to repair same within five (5) days or Landlord may at its option repair same at Tenant's expense.

Tenant shall not place or permit to be placed or maintained on any door, exterior wall, or window of the Leased Premises any sign, awning, or canopy or advertising matter or other thing of any kind, and shall not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord's written consent. Tenant further agrees to maintain any such signs, awnings, canopies, decoration, lettering, advertising matter or other things as may be approved by Landlord in good condition, operating order and repair at all times. All signs of Tenant visible from the common areas of the Retail Building shall be in good taste and shall conform to the standards of design, motif, and decor from time to time established by Landlord for the Retail Building.

ARTICLE V
INSURANCE REQUIRED OF TENANT

Section 5.1 **Insurance Required of Tenant.** Tenant shall obtain and provide, on or before the earlier of the commencement of the Term or Tenant's entering the Leased Premises for any purposes, and keep in force at all times thereafter, the following insurance coverage with respect to the Leased Premises: (a) Comprehensive General Liability Insurance, with contractual liability endorsement, relating to the Leased Premises and its appurtenances on an occurrence basis with a minimum single limit of One Million Dollars (b) Fire and Lightning, Extended Coverage, Vandalism and Malicious Mischief, Flood (if required by Landlord/any mortgagee/governmental authority) and War Risk (if obtainable) Insurance in an amount adequate to cover the replacement value of all personal property, decoration, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterment, and all contents therein; (c) Such other insurance as may be carried on the Leased Premises and Tenant operation thereof, as may be determined by Landlord.

All of the aforesaid insurance shall be written in the name of Landlord (and any designed(s) of Landlord) and Tenant and shall be written by one or more responsible insurance companies satisfactory to Landlord and in a form satisfactory to Landlord.

Section 5.2 **Waiver.** Neither Landlord nor Tenant shall be liable to the other for damage by fire or other peril includable in the coverage afforded by any insurance policy carried by either party, no matter how caused.

ARTICLE VI
REPAIRS AND MAINTENANCE

Section 6.1 **Repairs by Landlord.** Landlord shall make necessary structural repairs to the

Leased Premises except those repairs set forth in Section 6.2 which are the responsibility of Tenant and those repairs made necessary by any act or omission or negligence of Tenant, or its subtenants, concessionaires, employees, agents, invitee, licenses, visitors or contractors, or by fire or other casualty or condemnation, except as provided in Article VIII.

Section 6.2 **Repairs and Maintenance by Tenant.** Tenant shall make and pay for all repairs and replacement to the interior of the Leased Premises, and all equipment and systems serving the Leased Premises exclusively and shall replace all things which are necessary to keep the same in good state of repair and operating order, such as (but not limited to) all HVAC systems, air conditioning units, plumbing of any kind, electrical of any kind, fixtures, furnishings, lighting, and store sign of Tenant. Tenant shall also maintain, replace and keep in good repair and operating order all plumbing, heating and electrical installations, ceilings, inside walls and carpeting and floor surfaces within or serving the Leased Premises. Tenant shall at all times keep the Leased Premises and all exterior entrances, exterior walls, glass and show moldings, partitions, doors, floor surfaces, fixtures, equipment and appurtenances thereof in good order, condition and repair, and in a reasonably satisfactory condition of cleanliness. Tenant shall repair and maintain the roof, and if necessary replace the same.

If (i) Tenant does not repair properly as required hereunder and to the reasonable satisfaction of Landlord, or (ii) Landlord, in the exercise of its sole discretion, determines that emergency repairs are necessary, or (iii) repairs or replacements to the Retail Building and/or common areas or to the Leased Premises are made necessary by any act or omission or negligence of Tenant, its agents, employees, subtenants, assignees, concessionaires, contractors, invitee, licensees or visitors, then in any of such events Landlord may make such repairs without liability to tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's cost for making such repairs plus twenty percent (20%) for overhead, upon presentation of a bill thereof, as additional rent. Said bill shall include interest.

Section 6.3 **Inspection.** Landlord or its representatives shall have the right to enter the Leased Premises during any business day (and in emergency at all times) during the Term.

ARTICLE VII
ADDITIONS AND ALTERATIONS

Section 7.1 **By Tenant.** Subject to the prior written approval of Landlord, Tenant may from time to time (if Tenant shall not then be in default), at its own expense, alter, renovate or improve only the non-structural interior of the Leased premises provided the same be performed in a good and workmanlike manner; in accordance with accepted building practices and applicable laws; and so not to weaken or impair the strength or lessen the value of the building in which the Leased Premises are located.

ARTICLE VIII
DAMAGE, DESTRUCTION OR CONDEMNATION OF THE LEASED PREMISES

Section 8.1 **Damage or Destruction.** If all or any part of the Leased Premises shall be damaged or destroyed by fire or other casualty covered by Landlord's insurance policy, the lease shall continue in full force and effect, unless terminated as hereinafter provided, and Landlord

shall repair, restore or rebuild the Leased Premises to their condition at that time of the occurrence of the loss, provided, however, Landlord shall not be obligated to commence such repair, restoration or rebuilding until insurance proceeds are received by Landlord, and Landlord's obligation hereunder shall be limited to the proceeds received by Landlord under its insurance policy.

In the event the Leased Premises shall be untenantable, the Minimum Annual Rent and other sums payable hereunder shall abate to the extent of precedes actually received by Landlord under any rent insurance policy. If the period where the Leased Premises is untenable lasts longer than ninety (60) days, then the Tenant shall have the right to terminate this lease at no cost or liability.

Tenant covenants and agrees to reopen for business in the Leased Premises within thirty (30) days notice from Landlord that the Leased Premises are ready for re-occupancy.

Notwithstanding anything else to the contrary contained in this Section 8.1 or elsewhere in this Lease, Landlord, at its option, may terminate this lease on thirty (30) days notice to Tenant if (a) The Leased Premises and/or building in which the Leased Premises are located shall be damaged or destroyed as a result of an occurrence which is not covered by Landlord's insurance; (b) The Leased Premises shall be damaged or destroyed during the last five (5) years of the Term; or (c) Any or all of the buildings or common areas of the Retail Building are damaged (whether or not the Leased Premises are damaged) to such an extent that, in the sole judgement of Landlord, the Retail Building cannot be operated as an economically viable unit.

Tenant shall give to Landlord and to all mortgagees of record prompt written notice of any damage to or destruction or any portion of the Leased Premises resulting from fire or other casualty.

Section 8.2 **Condemnation.** If the entire Leased Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, or conveyance shall be made in lieu thereof, this lease shall terminate and expire as of the date of such taking, and the parties shall there upon be released from any further liability hereunder.

If a part of the Leased Premises is taken, or conveyance made in lieu thereof, Landlord may at its option terminate this lease on thirty (30) days written notice. If this lease is not terminated then the Minimum Annual Rent shall be ratably apportioned according to the space so taken, and the Landlord shall, at its own expense, restore the remaining portion of the Leased Premises to a single architectural unit. The cost of the Landlord's obligation hereunder shall be limited to the net proceeds of the condemnation award actually received and retained by Landlord.

All compensation awarded or paid upon such a total or partial taking of the Leased Premises shall belong to and be the property of Landlord without any participation by Tenant.

It is mutually agreed that (i) any reduction in the parking area, number of parking spaces in the Retail Building by action or order of any governmental authority, quasi-governmental authority, and/or by any court having jurisdiction in the premises shall not constitute such a taking or condemnation under this lease, that would entitle Tenant to terminate the lease, (ii) any such

environmental condemnation under this lease that would entitle Tenant to terminate the lease, (iii) any such environmental condemnation and/or compliance by Landlord with any order, rule or regulation or any such existing or future law shall not constitute a default under this lease by Landlord so as to entitle Tenant to terminate the lease and the lease shall remain in full force and effect, and (iv) as between Landlord and Tenant, Landlord may but shall not be obligated to comply with any such order, rule, regulation, judicial decree or law.

ARTICLE IX
(n/a)

ARTICLE X
MORTGAGE FINANCING

INTENTIONALLY OMITTED

ARTICLE XI
DEFAULT BY TENANT

Section 11.1 **Default.** If Tenant fails to pay any rental due hereunder or if Tenant fails to comply with any other covenant or requirement of the Lease, or if tenant vacates or abandons the Premises prior to the end of the Lease term, tenant shall be in default of the lease. If such default is not remedied within three **(3)** days following such notice, Landlord shall have all of the rights enumerated in Section 11.2 hereof, and Tenant shall continue liable under this lease for the payment of rent and all other sums due thereunder.

If there shall be filed by or against Tenant or any successor tenant then in possession or any guarantor of either under this lease, a petition (i) in bankruptcy, (ii) alleging insolvency, (iii) for reorganization, (iv) for the appointment of a receiver, or (v) for an arrangement under the Bankruptcy Acts, or if a similar type of proceeding shall be filed, Landlord may terminate Tenant's rights under this lease by notice in writing to Tenant, and thereupon Tenant shall immediately quit and surrender the premises to Landlord, but Tenant shall continue liable for the payment of rent and all other sums due hereunder.

Section 11.2 **Landlord's Rights on Default.** If Tenant is in default of the Lease, Landlord shall be entitled to apply the security deposit specified in Section 1.1 (i) to its own purposes without thereby diminishing or affecting any of Tenant's obligations hereunder for the payment of rent or otherwise, and Landlord may re-enter the Leased Premises and remove all persons and all property therefore, by any suitable action or preceding at law, or by force or otherwise, without being liable for any prosecution therefrom or damages resulting therefrom, and repossess and enjoy the Leased Premises, together with all additions, alterations and improvements, and Landlord may, at its option, repair, alter, remodel and/or change the character of the Leased Premises as it may deem fit, and/or at any time relet the Leased Premises or any part or parts thereof, as the agent of Tenant or otherwise. The exercise by Landlord of any right granted in the sentence immediately preceding shall not relieve Tenant from the obligations to make all rental payments, and to fulfill all other covenants required by this lease, at the time and in the manner provided herein, and if Landlord so desires all current and future rent and other monetary

obligations shall become due and payable immediately. Tenant throughout the remaining term hereof shall pay Landlord, each month during the term, the then current excess, if any, of the sum of the unpaid rentals and costs, including reasonable attorney's fees, to Landlord resulting from such default by Tenant over the proceeds, if any, from reletting.

Section 11.3 **Non-Waiver Provisions**. The failure of Landlord to insist upon a district performance or any of the terms, conditions and covenants herein shall not be deemed to be a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained except as may be expressly waived in writing.

Section 11.4 **Inability to Perform**. If Landlord is delayed or prevented from performing any of its obligations under this lease by reason of strike or labor troubles or any cause whatsoever beyond Landlord's control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord.

Section 11.5 **Landlord's Expenses**. If Tenant shall at any time be in default hereunder, and if Landlord shall deem it necessary to engage attorneys to enforce Landlord's rights hereunder, the determination of such necessity to be in the sole discretion of Landlord, Tenant will reimburse Landlord for the reasonable expenses incurred thereby, including but not limited to court costs and reasonable attorney's fees.

ARTICLE XII
OTHER PROVISIONS

Section 12.1 **Definition and Liability of Landlord**. The term "Landlord" as used in this lease means only the owner or mortgagee in possession for the time being of the building in which the Leased Premises are located or the owner of a leasehold interest in said building and/or the land thereunder (or the managing agent of any such owner or manager) so that in the event of sale of said building or leasehold interest or an assignment of this lease, or a demise of said building and/or land, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord subsequently accruing.

It is specifically understood and agreed that there shall be no personal liability of Landlord in respect to any of the covenants, conditions or provisions of this lease; in the event of a breach or default by Landlord of any of its obligations under this lease, Tenant shall look solely to the equity of the Landlord in the Retail Building for the satisfaction of Tenant's remedies.

Section 12.2 **Indemnity**. Tenant, during the Term, and any period in which Tenant occupies or uses the Leased Premises shall indemnify and save harmless the Landlord, Landlord's agents, servants and employees and Landlord's lessor, if any, from and against any and all claims and demands related to or arising in any manner whatsoever out of the use and occupancy of the Leased Premises by Tenant, or occasioned wholly or in part by any act or omission of tenant, its agents, contractors, employees, servants, lessees, concessionaires, invitee, licensees, and customers.

Section 12.3 **Damage to Property or Persons.** Landlord shall not be liable for any injury

or damage to persons or property or to the interior of the Leased Premises resulting from any cause of whatsoever nature excluding Landlords gross negligence.

Section 12.4 **Assignment or Subletting**. Tenant shall make no assignment of this lease or sublet the Leased Premises without the prior written consent of the Landlord, and this lease shall, at the election of Landlord, be and become null, void and of no force or effect. In no event shall any assignment or subletting of the Leased Premises release or relieve Tenant from any obligation of this lease. Any assignee or subtenant of Tenant shall assume Tenant's obligation hereunder and deliver to Landlord an assumption agreement in form satisfactory to Landlord. Tenant shall reimburse Landlord up to $1,750 for any legal fees or costs associated with any proposed assignment.

Section 12.5 **Surrender of Premises and Holding Over**. At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereof to Tenant, reasonable wear and tear expected to the extent that the same is covered by Landlord's first fire insurance policy.

Prior to the expiration or sooner termination of this lease Tenant shall remove any and all trade fixtures, equipment and other unattached items which Tenant may have installed or stored in the Leased Premises. Tenant shall repair any damage to the Leased Premises caused by its removal of such fixtures and movables. Tenant shall not remove any plumbing or electrical fixtures or equipment, floor coverings (including but not limited to wall to wall carpeting), walls or ceilings, or anything else which may be deemed to constitute a part of the freehold and/or leasehold interest of Landlord, not shall Tenant remove any fixtures or machinery that were furnished or paid for by Landlord (whether initially installed or replaced).

Section 12.6 **Interest**. Whenever this lease refers to" Interest", same shall be computed at a rate equal to the Prime Rate (as hereinafter defined) plus two percent (2%). If, however, payment of interest at such rate by Tenant (or by the tenant then in possession having succeeded to the Tenant's interest in accordance with the terms of this lease) should be unlawful, that is, violative of usury statutes or otherwise, then "Interest" shall, as against such party, be computed at the maximum lawful rate payable by such party.

"Prime Rate" shall mean the rate being charged at the time in question by Citigroup, New York for short term (90 day) unsecured loans made to its preferred customers.

Section 12.7 **Late Payments.** Should Tenant fail to pay when due any installment of Minimum Annual Rent, or any other sum payable to Landlord under the terms of this lease, then Interest shall accrue from and after the date on which any such sum shall be due and payable, and such Interest together with a late Charge equal to ten percent (10%) of the unpaid balance to cover the extra expense involved in handling such delinquency shall be paid by Tenant to Landlord at the time of payment of the delinquent sum.

Section 12.8 **Waiver of Right of Redemption**. Tenant hereby expressly waives any and all rights of redemption conferred by statue or otherwise.

Section 12.9 **Notices.** Whenever notice shall or may be given to either of the parties by the other, each such notice shall be by certified mail with return receipt requested or by UPS or

Federal Express, at the respective addresses of the parties as contained herein or to such other address as either party from time to time designate in writing to the other. Any notice under this lease shall be deemed to have been given at the time it is placed in the mails with sufficient postage prepaid.

Section 12.10 **Broker.** Tenant warrants and represents that no broker was involved on its behalf in negotiating or consummating this lease other than ______________________. Tenant shall be solely responsible for any and all commissions and fees to said broker.

Section 12.11 **Short Form Lease.** Tenant agrees not to record this lease without the express written consent of Landlord and further agrees to execute, acknowledge and deliver at any time after the date of this lease, at the request of Landlord, "a short form lease" suitable for recording.

Section 12.12 **Entire and Binding Agreement.** This Retail Building Lease contains all of the agreements between the parties hereto, and it may not be modified in any manner other than by agreement in writing signed by all the parties hereto or their successors in interest. The terms, covenants, and conditions contained herein shall inure to the benefits of and be binding upon Landlord and Tenant and their respective successor and assigns, except as may be otherwise expressly provided in this lease.

Section 12.13 **Relationship of the Parties**. Nothing contained in this lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

Section 12.14 **Consents.** With respect to any provision of this lease which either provides or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant shall not be entitled to make any claim for, and Tenant hereby expressly waives, any claim for damages, it being understood and agreed that Tenant's sole remedy therefore shall be an action for specific performance.

Section 12.15 **Provisions Severable.** If any term or provision of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid for unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

Section 12.16 **Captions.** The captions contained herein are for convenience and reference only and shall not be deemed as part of this lease or construed as any manner limiting or amplifying the terms and provisions of this lease to which they relate.

Section 12.17 **Observance of Laws and Ordinances**. Tenant agrees to observe, comply with and execute promptly at its expense during the term hereof, all laws, rules, requirements, orders, directives, ordinances and regulations of any and all governmental authorities or agencies

and of all municipal departments, bureaus, boards and officials due to its use or occupancy of the Demised Premises.

Section 12.18 **Taxes on Leasehold.** Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Demised Premises by the Tenant.

Section 12.19 **Radon Gas**. Pursuant to Florida Statutes, 404.056(a), the following notification is provided. Radon Gas is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

Section 12.20 **No Liens.** In accordance with Florida Statutes § 713.10 and pursuant to Section 25 of the Lease, notice is hereby given that Lessor's interest in the Leased Area may not be subjected to liens of any nature by reason of Lessee's construction, alteration, repair, restoration, replacement or reconstruction of any Improvements on or in the Leased Area, including those arising in connection with or as an incident to the renovation of the improvements located on the Leased Area, or by reason of any other act or omission of Lessee (or of any person claiming by, through or under Lessee) including, but not limited to, mechanics' and materialmen's liens. Accordingly, all persons dealing with Lessee are hereby placed on notice that such persons shall not look to Lessor or to Lessor's credit or assets (including Lessor's interest in the Leased Area) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, renovation, replacement or reconstruction thereof by or on behalf of Lessee. Lessee has no power, right or authority to subject Lessor's interest in the Leased Area to any mechanic's or materialmen's lien or claim of lien. A Memorandum of Lease will be signed and recorded. Tenant shall, within thirty (30) days after notice from Landlord, discharge or bond off any mechanics' liens for materials or labor claimed to have been furnished to the Leased Area on Tenant's behalf. All parties are hereby placed on notice that the interest of the Landlord shall not be subject to liens for improvements made by or on behalf of the Tenant upon the Leased Area, and Tenant shall have no authority to subject Landlord's interest to such claims or liens.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written, each acknowledging receipt of an executed copy hereof.

Landlord: N K F Properties

____

By: **Konstantinos Frantzeskos**
Date: __________

Witness:

____

Date: __________

____

Tenant: 1519BT, LLC

____

By:
Date: __________

Witness:

____

Date: ____________

____

Date: ____________

00289694-1

EXHIBIT A

GUARANTY (1 of 3)

Attached to and forming part of the

AGREEMENT OF LEASE

GUARANTY OF TENANT'S OBLIGATIONS UNDER AGREEMENT OF LEASE BETWEEN: **NKF Properties LLC** ("Landlord") & **1519BT, LLC**("Tenant").

The undersigned, in consideration of the leasing of the demised premises described in the attached Lease to Tenant, at the request of the undersigned and on the faith of this Guaranty, hereby absolutely, unconditionally and irrevocably guarantee(s) to Landlord the full and complete performance of all of Tenant's covenants and obligations under said Lease and the full payment of Tenant of all rentals, additional rentals and other charges and amounts required to be paid thereunder, and the undersigned will pay all of Landlord's expenses, including attorney's fees, incurred in enforcing the obligations of Tenant under said Lease or incurred in enforcing this Guaranty.

The obligations hereunder of the undersigned shall remain fully binding, although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, modified or amended said Lease, released, returned or misapplied other collateral given later as additional security, including other guaranties, released Tenant from the performance of its obligations under said Lease or consented to any assignment of the Lease or sublease of the demised premises. Discharge in bankruptcy of Tenant or its obligations shall not release the undersigned.

This Guaranty shall be binding upon the undersigned and respective heirs, executors, administrators, representative, successors and assignee.

Guarantor:

Name: BT Brands, Inc.

By:____________________
Its:_____________________
Dated:__________________

Witnessed:_________________________

Witnessed: _________________________

EXHIBIT B

1519 GULF BLVD 01/30/14/42030/026/0010	
Property Appraiser	Tax Collector
General	
Municipality:	INDIAN ROCKS BEACH
Subdivison:	INDIAN BEACH REVISED
Tax District:	IRB
Census Block:	3005
Census Tract:	027601
Zipcode:	33785
Acreage:	0.389
Public Safety	
Fire District:	08 - Pinellas Suncoast
Evacuation Level:	A
Political	

EXHIBIT C

00289694-1

INTENTIONALLY OMITTED

EXHIBIT "D"

RULES AND REGULATIONS

Tenant agrees as follows:

1. All deliveries or shipments of any kind to and from the Premises, including loading of goods, shall be made by way of the front entrance.

2. Garbage and refuse shall be kept in the kind of container(s) specified by Landlord or duly constituted public authority and shall be placed at the location within the Retail Center designated by Landlord, for collection at the times specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Landlord shall pay the cost of removal of garbage and refuse and shall maintain all common loading areas and areas adjacent to garbage receptacles in a clean manner satisfactory to Landlord. All tenants in the Plaza shall have equal access to the use of the garbage containers/dumpsters. Tenant shall not do anything to interfere or obstruct water or garbage service to any other tenant in the Premises or adjoining tenants.

3. No radio, phonograph or other similar devices or aerial attached thereto (inside or outside) shall be installed without first obtaining in each instance the Landlord's consent in writing and if such consent be given, no such device shall be used in a manner so as to be heard or seen outside of the Premises.

4. Tenant shall keep the outside areas immediately adjoining the Premises clean and free from dirt and rubbish. Tenant shall not place, suffer or permit any obstructions or merchandise in such areas and shall not use such areas for any purpose other than ingress or egress to and from the Premises.

5. Plumbing facilities shall not be used for any other purposes than that for which they are constructed, and no foreign substances of any kind shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this provision by Tenant shall be borne by Tenant.

6. Tenant shall not place, suffer or permit displays on the sidewalk in front of the Premises or upon the common area of the Retail Center.

7. Landlord reserves the right, exercisable with reasonable, advance notice to Tenant and without liability to Tenant, to change the name and street address of the Retail Center.

8. Tenant shall not do anything, or permit anything to be done, in or about the Retail Center, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any governmental authority. Tenant shall not use or keep in the Premises any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, and UL approved. Tenant shall at all times maintain an adequate number of suitable fire extinguishers on the Premises for use in case of local fires, including electrical or chemical fires. A competent person or a recognized extinguisher servicing company should provide annual servicing for all extinguishers on the Premises. A tag should be attached indicating the month and year of maintenance and the recharge, if performed.

9. Tenant shall not solicit business in the parking area or the common area, or distribute handbills or other advertising matter in or upon automobiles parked in the parking area.

10. Tenant will not utilize any unethical method of business operation nor shall any space in the Premises be used for living quarters, whether temporary or permanent.

11. Tenant shall have full responsibility for protecting the Premises and the property located therein from theft and robbery and shall keep all doors and windows securely fastened when not in use.

12. Tenant shall not burn any trash or garbage of any kind in or about the Premises, the Retail Center, or within one mile of the outside property lines of the Retail Center.

13. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeated from the Premises nor shall Tenant vent any cooking fumes or odors into the interior of the Retail Center.

14. Tenant shall not permit, allow or cause any public or private auction, "going-out-of-business", bankruptcy, distress or liquidation sale on the Premises. It is the intent of the preceding sentence to prevent the Tenant from conducting his business in any manner that would give the public the impression that he is about to cease operation and Landlord shall be the sole judge as to what shall constitute a "distress-type" sale.

15. Tenant shall not erect or maintain any barricade or scaffolding which may obscure the signs, entrances or show window of any other tenant in the Retail Center or tend to interfere with any such other tenant's business.

16. Tenant, its customers, employees, vendors, and related parties (including children), shall not be allowed to loiter anywhere on the property of the Retail Center with special attention being placed to the parking areas and sidewalk under the canopy.

17. Landlord reserves the right to amend or rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for safety, protection, care and cleanliness of the Retail Center, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed; provided however, Landlord shall not make any revisions which adversely affect Tenant's use and occupancy of the Premises. Landlord shall uniformly apply these rules and regulations to all tenants.